Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2018
SECOND QUARTER RESULTS

-- Customer-Support Services and Testing Equipment Products Expected to Further Distinguish Company --

LOS ANGELES, CA –November 9, 2017 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported record sales for its fiscal 2018 second quarter and six-month period -- despite widely reported industry softness and associated customer ordering dynamics, both of which now appear to be reversing.

Net sales for the fiscal 2018 second quarter increased 2.7 percent to $111.8 million from $108.8 million for the same period a year earlier.

All results labeled as “adjusted” in this press release are non-GAAP measures as discussed more fully below under the heading “Use of Non-GAAP Measures.”

Adjusted net sales for the fiscal 2018 second quarter increased 1.7 percent to $114.3 million from $112.4 million a year earlier.  The company’s adjusted sales performance for the fiscal 2018 second quarter reflects continued strength of its rotating electrical business, as well as contributions from its other product lines.

Net income for the fiscal 2018 second quarter was $6.3 million, or $0.33 per diluted share, compared with $9.1 million, or $0.47 per diluted share, a year ago.

Adjusted net income for the fiscal 2018 second quarter was $9.7 million, or $0.50 per diluted share, compared with $12.4 million, or $0.64 per diluted share, in the same period a year earlier.

Gross profit for the fiscal 2018 second quarter was $27.2 million compared with $30.7 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2018 second quarter was 24.3 percent compared with 28.2 percent a year earlier – reflecting the impact of return accruals related to new business, higher returns as a percentage of sales and lower purchasing volume impacting overhead absorption.

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Motorcar Parts of America, Inc.
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Adjusted gross profit for the fiscal 2018 second quarter was $32.3 million compared with $34.5 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 28.2 percent compared with 30.7 percent a year earlier.  The current quarter adjusted gross profit as a percentage of adjusted net sales was impacted by higher returns as a percentage of adjusted sales and lower purchasing volume impacting overhead absorption.

Net sales for the fiscal 2018 six-month period increased 6.5 percent to $206.8 million from $194.2 million a year earlier.

Adjusted net sales for the fiscal 2018 six-month period increased 1.5 percent to $209.3 million from $206.2 million last year.

Net income for the fiscal 2018 six-month period was $13.9 million, or $0.72 per diluted share, compared with $16.7 million, or $0.86 per diluted share, in fiscal 2017.

Adjusted net income for the fiscal 2018 six-month period was $17.0 million, or $0.88 per diluted share, compared with $22.5 million, or $1.16 per diluted share, in fiscal 2017.

Gross profit for the fiscal 2018 six-month period was $53.0 million compared with $51.0 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2018 first half was 25.6 percent compared with 26.3 percent a year earlier – reflecting the impact of return accruals related to new business, higher returns as a percentage of sales and lower purchasing volume impacting overhead absorption.

Adjusted gross profit for the fiscal 2018 the six-month period was $59.4 million compared with $64.8 million a year ago. Adjusted gross profit as a percentage of adjusted net sales for the six months was 28.4 percent compared with 31.4 percent a year earlier.  The current six-month period adjusted gross profit as a percentage of adjusted net sales was impacted by higher returns as a percentage of adjusted sales and lower purchasing volume impacting overhead absorption.

“The first half of fiscal 2018 was a challenging period, even though we achieved market share gains.   As widely reported by industry observers, we are experiencing industry softness and related headwinds.  Nonetheless, we remain enthusiastic about our longer-term prospects within the $125 billion aftermarket hard parts industry -- supported by organic growth, product line expansion and complementary acquisition opportunities,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

Joffe added that sales for the fiscal year 2018 second quarter were adversely impacted by a general softness in the market, as indicated above, and by approximately five percent due to certain customer inventory reduction initiatives.

Joffe noted that adjusted gross margins were negatively affected by lower purchasing volume impacting overhead absorption and higher returns as a percentage of adjusted sales related to existing business. “We expect gross margins will improve as sales volume increases,” Joffe said.

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Motorcar Parts of America, Inc.
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“Our acquisition in July of D&V Electronics, which designs and manufactures leading edge tester systems utilized for a variety of applications, offers an exciting additional market for accelerating sales of diagnostic equipment related to our current products and growth of diagnostic equipment for the emerging electric vehicle market.  The sales opportunities for D&V testing products that directly relate to our existing product line are significant.  We expect to realize substantial growth over the next few years.  In addition, D&V has developed leading-edge testing capabilities for the key components of electric and hybrid vehicles.  We continue to see significant interest for our technology from original equipment manufacturers and Tier One suppliers.  In addition, this specialized business complements our commitment to innovation and customer support, all of which further distinguishes Motorcar Parts of America’s position within the non-discretionary automotive parts market.  The outlook for the automotive aftermarket remains strong, and we remain encouraged by the numerous opportunities for growth as we harness our distribution relationships, leverage our scale, global footprint and financial strength to deliver growth and profits to shareholders,” Joffe added.

“We are encouraged by our recent market share gains and anticipate further increasing our overall sales volume in the second half of our fiscal year.  As always, we thank our entire team for their day-in and day-out commitment to excellence as we continue to build shareholder value,” Joffe said.

 Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

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Motorcar Parts of America, Inc.
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Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 9, 2017 through 8:59 p.m. Pacific time on November 16, 2017 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 99544775.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test equipment for performance, endurance and production testing of alternators, starters, electric motors, inverters and belt starter generators for both the OE and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2017 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016

Net sales	$111,774,000	$108,836,000	$206,837,000	$194,248,000
Cost of goods sold	84,612,000	78,178,000	153,836,000	143,199,000
Gross profit	27,162,000	30,658,000	53,001,000	51,049,000
Operating expenses:
General and administrative	8,615,000	9,869,000	14,802,000	13,494,000
Sales and marketing	3,457,000	2,707,000	6,851,000	5,341,000
Research and development	1,240,000	905,000	2,242,000	1,774,000
Total operating expenses	13,312,000	13,481,000	23,895,000	20,609,000
Operating income	13,850,000	17,177,000	29,106,000	30,440,000
Interest expense, net	3,522,000	3,189,000	6,836,000	6,008,000
Income before income tax expense	10,328,000	13,988,000	22,270,000	24,432,000
Income tax expense	4,027,000	4,845,000	8,343,000	7,781,000

Net income	$6,301,000	$9,143,000	$13,927,000	$16,651,000

Basic net income per share	$0.34	$0.49	$0.75	$0.90

Diluted net income per share	$0.33	$0.47	$0.72	$0.86

Weighted average number of shares outstanding:

Basic	18,718,709	18,641,324	18,687,179	18,544,118

Diluted	19,356,809	19,429,390	19,371,144	19,384,668

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2017	March 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$15,090,000	$9,029,000
Short-term investments	2,568,000	2,140,000
Accounts receivable — net	12,393,000	26,017,000
Inventory— net	88,902,000	67,516,000
Inventory unreturned	7,704,000	7,581,000
Prepaid expenses and other current assets	17,178,000	9,848,000
Total current assets	143,835,000	122,131,000
Plant and equipment — net	19,868,000	18,437,000
Long-term core inventory — net	265,564,000	262,922,000
Long-term core inventory deposits	5,569,000	5,569,000
Long-term deferred income taxes	14,079,000	13,546,000
Goodwill	2,551,000	2,551,000
Intangible assets — net	4,191,000	3,993,000
Other assets	5,807,000	6,990,000
TOTAL ASSETS	$461,464,000	$436,139,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$85,028,000	$85,960,000
Accrued liabilities	9,061,000	10,077,000
Customer finished goods returns accrual	13,421,000	17,667,000
Accrued core payment	11,360,000	11,714,000
Revolving loan	36,000,000	11,000,000
Other current liabilities	3,565,000	3,300,000
Current portion of term loan	3,060,000	3,064,000
Total current liabilities	161,495,000	142,782,000
Term loan, less current portion	15,401,000	16,935,000
Long-term accrued core payment	6,808,000	12,349,000
Long-term deferred income taxes	205,000	180,000
Other liabilities	3,459,000	15,212,000
Total liabilities	187,368,000	187,458,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,062,869 and 18,648,854 shares issued and outstanding at September 30, 2017 and March 31, 2017, respectively	191,000	186,000
Additional paid-in capital	216,176,000	205,646,000
Retained earnings	64,217,000	50,290,000
Accumulated other comprehensive loss	(6,488,000)	(7,441,000)
Total shareholders' equity	274,096,000	248,681,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$461,464,000	$436,139,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the three and six months ended September 30, 2017 and 2016. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and six months ended September 30, 2017 and 2016 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
GAAP Results:
Net sales	$111,774,000	$108,836,000	$206,837,000	$194,248,000
Net income	6,301,000	9,143,000	13,927,000	16,651,000
Diluted income per share (EPS)	0.33	0.47	0.72	0.86
Gross margin	24.3%	28.2%	25.6%	26.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$114,270,000	$112,383,000	$209,333,000	$206,205,000
Non-GAAP adjusted net income	9,683,000	12,426,000	17,031,000	22,516,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.50	0.64	0.88	1.16
Non-GAAP adjusted gross margin	28.2%	30.7%	28.4%	31.4%
Non-GAAP adjusted EBITDA	$20,509,000	$24,470,000	$36,908,000	$44,689,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
GAAP net sales	$111,774,000	$108,836,000	$206,837,000	$194,248,000
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000	1,315,000	2,496,000	3,168,000
Customer allowances related to new business	-	2,232,000		8,789,000
Adjusted net sales	$114,270,000	$112,383,000	$209,333,000	$206,205,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended September 30,
	2017		2016
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$6,301,000	$0.33	$9,143,000	$0.47
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000	$0.13	1,315,000	$0.07
Customer allowances related to new business	-	$-	2,232,000	$0.11
Cost of goods sold
New product line start-up and ramp-up costs	-	$-	16,000	$0.00
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,955,000	$0.15	475,000	$0.02
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)	$(0.02)	(213,000)	$(0.01)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	236,000	$0.01	219,000	$0.01
Share-based compensation expenses	910,000	$0.05	1,008,000	$0.05
Mark-to-market losses (gains)	(690,000)	$(0.04)	1,331,000	$0.07
Tax effected at 39% tax rate (a)	(2,163,000)	$(0.11)	(3,100,000)	$(0.16)
Adjusted net income	$9,683,000	$0.50	$12,426,000	$0.64

(a) Adjusted net income is calculated by applying an income tax rate of 39%; this rate may differ from the period's actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Six Months Ended September 30,
	2017		2016
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$13,927,000	$0.72	$16,651,000	$0.86
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000	$0.13	3,168,000	$0.16
Customer allowances related to new business	-	$-	8,789,000	$0.45
Cost of goods sold
New product line start-up and ramp-up costs	-	$-	140,000	$0.01
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	4,305,000	$0.22	2,193,000	$0.11
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)	$(0.02)	(568,000)	$(0.03)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	501,000	$0.03	615,000	$0.03
Share-based compensation expenses	1,744,000	$0.09	1,737,000	$0.09
Mark-to-market losses (gains)	(3,035,000)	$(0.16)	(3,595,000)	$(0.19)
Tax effected at 39% tax rate (a)	(2,545,000)	$(0.13)	(6,614,000)	$(0.34)
Adjusted net income	$17,031,000	$0.88	$22,516,000	$1.16

(a) Adjusted net income is calculated by applying an income tax rate of 39%; this rate may differ from the period's actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended September 30,
	2017		2016
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$27,162,000	24.3%	$30,658,000	28.2%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000		1,315,000
Customer allowances related to new business	-		2,232,000
Cost of goods sold
New product line start-up and ramp-up costs	-		16,000
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,955,000		475,000
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)		(213,000)
Total adjustments	5,089,000	3.9%	3,825,000	2.5%
Adjusted gross profit	$32,251,000	28.2%	$34,483,000	30.7%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Six Months Ended September 30,
	2017		2016
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$53,001,000	25.6%	$51,049,000	26.3%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000		3,168,000
Customer allowances related to new business	-		8,789,000
Cost of goods sold
New product line start-up and ramp-up costs	-		140,000
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	4,305,000		2,193,000
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)		(568,000)
Total adjustments	6,439,000	2.8%	13,722,000	5.1%
Adjusted gross profit	$59,440,000	28.4%	$64,771,000	31.4%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
GAAP net income	$6,301,000	$9,143,000	$13,927,000	$16,651,000
Interest expense, net	3,522,000	3,189,000	6,836,000	6,008,000
Income tax expense	4,027,000	4,845,000	8,343,000	7,781,000
Depreciation and amortization	1,114,000	910,000	2,153,000	1,770,000
EBITDA	$14,964,000	$18,087,000	$31,259,000	$32,210,000

Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000	1,315,000	2,496,000	3,168,000
Customer allowances related to new business	-	2,232,000	-	8,789,000
Cost of goods sold			-
New product line start-up and ramp-up costs	-	16,000	-	140,000
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,955,000	475,000	4,305,000	2,193,000
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)	(213,000)	(362,000)	(568,000)
Operating expenses			-
Legal, severance, acquisition, financing, transition and other costs	236,000	219,000	501,000	615,000
Share-based compensation expenses	910,000	1,008,000	1,744,000	1,737,000
Mark-to-market losses (gains)	(690,000)	1,331,000	(3,035,000)	(3,595,000)
Adjusted EBITDA	$20,509,000	$24,470,000	$36,908,000	$44,689,000